UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2009

UNION DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51630	16-1537048
(Commission File Number)	(I.R.S. Employer Identification No.)

4055 International Plaza, Suite 610 Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(817) 735-8793

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2009, Union Drilling, Inc. (the “Company”) entered into an Underwriting Agreement with Jefferies & Company, Inc. (the “Underwriting Agreement”) providing for the sale to the public of 3,000,000 shares of the Company’s common stock, plus an additional 450,000 shares if the underwriter exercises its 30-day option to cover over-allotments, if any, at $8.25 per share. The Underwriting Agreement contains other terms and conditions that are generally customary for transactions of this nature. The transactions contemplated by the Underwriting Agreement are expected to close on June 10, 2009. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

The offering is being made pursuant to an existing and effective shelf registration statement filed on Form S-3 (File No. 333-151013) with the Securities and Exchange Commission, as supplemented by a final prospectus supplement dated June 4, 2009, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On June 4, 2009, the Company issued a press release announcing that is has priced the offering described in Item 1.01. A copy of the press release is included as exhibit 99.1 to this report and is incorporated by reference herein.

The opinion of Haynes and Boone, LLP regarding the validity of the common stock issued pursuant to the offering of shares of common stock described in Item 1.01 is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated June 4, 2009

5.1	Opinion of Haynes and Boone, LLP dated June 4, 2009

23.1	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1)

99.1	Press release issued by Union Drilling, Inc. on June 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION DRILLING, INC.

Date: June 5, 2009	By:	/s/ David S. Goldberg
David S. Goldberg, Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated June 4, 2009

5.1	Opinion of Haynes and Boone, LLP dated June 4, 2009

23.1	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1)

99.1	Press release issued by Union Drilling, Inc. on June 4, 2009

4